UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 3, 2008

Inter Parfums, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-16469 Commission File Number	13-3275609 (I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

We have entered into an exclusive worldwide agreement with bebe stores, inc. through our wholly-owned subsidiary, Inter Parfums, USA, LLC, under which we will design, manufacture and supply fragrance, bath and body products and color cosmetics for company-owned bebe stores in the United States and Canada as well as select specialty and department stores worldwide.

The term of the agreement is for 6 years, expiring on June 30, 2014. In addition, the agreement provides for 3 three-year renewal optional terms, subject to minimum sales and other requirements.

Under the terms of the agreement, we will be responsible for product development, formula creation, packaging and manufacturing, as well as distribution to select specialty and department stores worldwide, while bebe will be responsible for marketing and selling in its stores. In addition, we have agreed to pay royalties on sales to all customers other than bebe retail stores in the United States and to satisfy certain advertising and marketing requirements as are customary in the industry.

We anticipate the debut of lip glosses in time for holiday 2008 followed by a new signature fragrance launch by mid-2009.

Our joint press release with bebe stores, inc. dated July 7, 2008, which is filed herewith as Exhibit 99.1, is incorporated by reference into this report.

Statements in this report which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should not rely on forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and “Risk Factors” in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2007, and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. Inter Parfums does not intend to and undertakes no duty to update the information contained in this report.

Item 9.01. Financial Statements and Exhibits.

99.1 Joint press release dated July 7, 2008 of Inter Parfums, Inc. and bebe stores, inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: July 7, 2008
Inter Parfums, Inc.

By: /s/ Michelle Habert
Michelle Habert, Controller and Secretary